UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-1151291
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Dakota Drive Lake Success, NY 11042	11042
(Address of Principal Executive Offices)	(Zip Code)

BROADRIDGE FINANCIAL SOLUTIONS, INC. 2018 OMNIBUS AWARD PLAN
(Full title of the plan)

Adam D. Amsterdam
Corporate Vice President and General Counsel
Broadridge Financial Solutions, Inc.
5 Dakota Drive
Lake Success, NY 11042
(Name and address of agent for service)

(516) 472-5400
(Telephone number, including area code, of agent for service)

Copy to:
Kimberly C. Petillo-Décossard, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
(212) 701-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	9,623,913 shares	$105.29	$1,013,301,799.77	$122,812.18

(1)
This registration statement covers 9,623,913 shares of Common Stock, par value $0.01 per share, of the registrant (“Common Stock”) available for issuance pursuant to the Broadridge Financial Solutions, Inc. 2018 Omnibus Award Plan (the “Plan”) and any additional shares of Common Stock that become available under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)
The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant as reported on the New York Stock Exchange on November 15, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Annual Plan Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

(a)	the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed on August 7, 2018;

(b)	the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed on November 6, 2018;

(c)	the registrant’s Current Reports on Form 8-K, filed on August 7, 2018, September 12, 2018, October 25, 2018, November 8, 2018, November 13, 2018, and November 14, 2018; and

(d)
the description of common stock contained in Exhibit 99.1 to Amendment No. 4 to the Registration Statement on Form 10, filed by Broadridge Financial Solutions, LLC on March 16, 2007, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or deregistering all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of such documents.  In no event, however, will any information that the registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the registrant may from time to time furnish to the Commission be incorporated by reference in, or otherwise become a part of, this registration statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not required.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit. The registrant’s certificate of incorporation contains such a provision.

The registrant’s certificate of incorporation and amended by-laws provide that it will indemnify each director and officer against all claims and expenses resulting from the fact that such person was a director or officer of the registrant or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee or agent of another entity. A claimant is eligible for indemnification in accordance with, and to the fullest extent permitted by, applicable law.

Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. The registrant has obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Broadridge Financial Solutions, Inc. 2018 Omnibus Award Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on November 13, 2018).

4.2	Certificate of Incorporation of Broadridge Financial Solutions, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on April 2, 2007).

4.3	Amended and Restated By-laws of Broadridge Financial Solutions, Inc. amended as of July 6, 2017 (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on July 11, 2017).

5.1*	Opinion of Cahill Gordon & Reindel LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

Item 9.	Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

*	Filed herewith.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, New York on November 8, 2018.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/Richard J. Daly
	Name:	Richard J. Daly
	Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James M. Young and Adam D. Amsterdam, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below) the registration statement and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933, as amended, and the requirements of the Securities and Exchange Commission,, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or any of their substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Richard J. Daly	Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2018
Richard J. Daly

/s/James M. Young	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2018
James M. Young

/s/Leslie A. Brun	Chairman of the Board	November 8, 2018
Leslie A. Brun

/s/Pamela L. Carter	Director	November 8, 2018
Pamela L. Carter

/s/Robert N. Duelks	Director	November 8, 2018
Robert N. Duelks

/s/Brett A. Keller	Director	November 8, 2018
Brett A. Keller

/s/Stuart R. Levine	Director	November 8, 2018
Stuart R. Levine

/s/Maura A. Markus	Director	November 8, 2018
Maura A. Markus

/s/Thomas J. Perna	Director	November 8, 2018
Thomas J. Perna

/s/Alan J. Weber	Director	November 8, 2018
Alan J. Weber

EXHIBIT INDEX

Exhibit No.	Description

4.1	Broadridge Financial Solutions, Inc. 2018 Omnibus Award Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on November 13, 2018).

4.2	Certificate of Incorporation of Broadridge Financial Solutions, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on April 2, 2007).

4.3	Amended and Restated By-laws of Broadridge Financial Solutions, Inc. amended as of July 6, 2017 (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on July 11, 2017).

5.1*	Opinion of Cahill Gordon & Reindel LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.